UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 5, 2012
Date of Report
(Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647
 (Address of principal executive offices)

(201) 750-2646
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

The Reincorporation Merger

On January 5, 2012 (the “Effective Date”), Elite Pharmaceuticals, Inc., a Delaware corporation (the "Company" or "Elite Delaware") consummated a merger with Elite Pharmaceuticals, Inc. (“Elite Nevada”), its newly formed wholly-owned subsidiary, pursuant to the terms and conditions of an Agreement and Plan of Merger (the "Reincorporation").  As a result of the Reincorporation, the legal domicile of Company is now Nevada.

As of the Effective Date, Elite Nevada, as the surviving corporation in the Reincorporation, continues to operate the business of Elite Delaware as it existed prior to the Reincorporation. Elite Delaware’s stockholders, at  their Annual Meeting held on October 18, 2011, authorized the Company’s Board of Directors, in its discretion, to effect a change of domicile from Delaware to Nevada.  On January 5, 2012, the Board determined to effect the Reincorporation. Other than the change in the state of incorporation, the Reincorporation did not result in any change in the business, physical location, management, assets, liabilities or obligations of Elite Delaware, nor did it result in any change in location of Elite Delaware’s employees, including Elite Delaware’s management. Each director and officer of Elite Delaware continues to hold his respective offices with Elite Nevada.

The Reincorporation did not alter any stockholder's percentage ownership interest or number of shares owned in Elite Delaware.  As of the Effective Date, each outstanding share of Elite Delaware common stock and preferred stock automatically converted into an outstanding share of Elite Nevada common stock and preferred stock, respectively, and each outstanding option, warrant and other right to acquire shares of Elite Delaware common stock converted into an outstanding option, warrant or other right to acquire shares of Elite Nevada common stock.  Stockholders are not required to undertake any exchange of stock certificates, as shares in Elite Delaware, are deemed to represent an equal number of shares in Elite Nevada.  Furthermore, the Company's common stock will continue to trade on the OTC BB.  As of the Effective Date, each employee benefit plan, incentive compensation plan or other similar plan of Elite Delaware converted into an employee benefit plan, incentive compensation plan or other similar plan of Elite Nevada.

In connection with the Reincorporation, as of the Effective Date, for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i) Elite Nevada automatically inherited the Exchange Act reporting obligations of Elite Delaware, (ii) the common stock of Elite Nevada is deemed registered under Section 12(b) of the Exchange Act by operation of Exchange Act Rule 12g-3(a) and (iii) Elite Nevada is deemed to be successor issuer to Elite Delaware.

As of the Effective Date, the rights of Elite Delaware's stockholders are governed by the General Corporation Law of the State of Nevada (the "NGCL") and the Articles of Incorporation and Bylaws of Elite Nevada. The Articles of Incorporation and Bylaws of Elite Nevada include certain provisions which are required by the NGCL and may alter the rights of stockholders and powers of management. For a description and discussion of these differences, please refer to “Proposal 3: Reincorporation In Nevada; Differences between Delaware and Nevada Law” Elite Delaware's proxy statement on Schedule 14A filed with the Securities and Exchange Commission on August 31, 2011, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

d)         Exhibits

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger - Nevada Reincorporation

3.1	Articles of Incorporation of Elite Pharmaceuticals, Inc., a Nevada corporation

3.2	Bylaws of Elite Pharmaceuticals, Inc., a Nevada corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2012

ELITE PHARMACEUTICALS, INC.

By:	/s/ Chris Dick
Chris Dick, President &
Chief Operating Officer